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

                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
AS OF MARCH 31, 1997

                                                               Jurisdiction of
Subsidiary                                                      Incorporation
----------                                                     ---------------

Ascent Entertainment Group, Inc.                                   Delaware
     Ascent Arena Corporation                                      Delaware
     Ascent Network Services, Inc.                                 Delaware
     Ascent Sports, Inc.                                           Delaware
     Ascent Sports Holdings, Inc.                                  Delaware
     Beacon Communications Corp.                                   Delaware
     Beacon Music Publishing, Inc.                                 Delaware
     Club Pictures, Inc.                                           Delaware
     Colorado Avalanche, LLC                                       Colorado
     Daily Double Music Co.                                        Delaware
     Denver Nuggets Limited Partnership                            Delaware
     On Command Corporation                                        Delaware
     On Command Development Corporation                            Delaware
     On Command Video Corporation                                  Delaware
     SpectraVision, Inc.                                           Texas
Bethesda Real Property, Inc.                                       Delaware
COMSAT Capital I, L.P.                                             Delaware
COMSAT Enhanced Services, Inc.                                     Delaware
COMSAT General Corporation                                         Delaware
     COMSAT General Telematics, Inc.                               Delaware
     COMSAT Technology, Inc.                                       Delaware
     CTS Transnational, Inc.                                       Delaware
COMSAT International, Inc.                                         Delaware
     BelCommunications, Ltd.                                       Republic of Cyprus
     BelCom, Inc.                                                  Delaware
     BelCom Cellular, Inc.                                         Delaware
     BelComRus                                                     Russian Federation
     BelCom Central Asia, Ltd.                                     Kazakhstan
     COMSAT Argentina, S.A.                                        Argentina
     COMSAT Asia (L) Incorporated                                  Malaysia
     COMSAT Brasil, Ltda.                                          Brazil
     COMSAT do Brasil Equipamentos Telecommunicacoes Ltda.         Brazil
     COMSAT de Bolivia, SRL                                        Bolivia
     COMSAT de Colombia, S.A.                                      Colombia
     COMSAT de Guatemala, S.A.                                     Guatemala
     COMSAT de Mexico, S.A.                                        Mexico
     COMSAT de Panama, S.A.                                        Panama
     COMSAT Dijital Hizmetleri Ticaret Anonim Sirketi              Turkey
     COMSAT Iletisim Hizmetleri Ticaret Anonim Sirketi             Turkey
     COMSAT Investments Inc., Mauritius                            Mauritius
     COMSAT MAX, Ltd.                                              India
     COMSAT Peru, S.A.                                             Peru
     COMSAT VAnezuela, COMSATVEN, C.A.                             Venezuela
     Comunicaciones Satelitales de Colombia, S.A.                  Colombia
     CIV C.I.S. Holdings, Inc.                                     Delaware
     Guangzhou Tian Hang Communication Technology Services, Ltd.   China
     International Company of Telecommunications                   Russian Federation
     Tian Hang Technology Services (Hong Kong) Limited             Hong Kong
     ZAO Novocom                                                   Russian Federation
COMSAT Mobile India, Inc.                                          Delaware
COMSAT Mobile Investments, Inc.                                    Delaware
COMSAT Overseas, Inc.                                              Delaware
COMSAT Personal Communications, Inc.                               Delaware
COMSAT RSI, Inc.                                                   Delaware
     Anghel Laboratories, Inc.                                     Delaware
     C&S Antennasn Inc.                                            Delaware
     C&S Antennas Limited                                          United Kingdom
     COMSAT RSI Communications Corp.                               Delaware
     COMSAT RSI Foreign Sales Corporation                          US Virgin Islands
     COMSAT RSI International Limited                              United Kingdom
     COMSAT RSI Maryland, Inc.                                     Delaware
     CRSI Acquisition, Inc.                                        Delaware
     CSA Limited                                                   United Kingdom
     Mark Antenna Products, Inc.                                   Nevada
     Mexia Fabricators, Inc.                                       Texas
     Plexsys International Corporation                             Illinois
     PG Technology Limited                                         United Kingdom
     Radiation Systems Electromechanical Systems,
       Incorporated                                                Florida
     Radiation Systems Precision Controls, Inc.                    Nevada
     Universal Antennas Incorporated                               Nevada

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